UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/03/2014

Superconductor Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21074

Delaware	77-0158076
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

460 Ward Drive
Santa Barbara, CA 93111-2310
(Address of principal executive offices, including zip code)

(805) 690-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of David Vellequette

On March 3, 2014, David Vellequette resigned from the board of directors (the "Board") of Superconductor Technologies Inc. (the "Company"). Consistent with past practice, effective as of his date of termination of board service, the Company also extended the exercise period of options held by Mr. Vellequette to the term of the options and accelerated the vesting of previously granted restricted stock.

Election of Dan L. Halvorson

On March 3, 2014, the Board elected Dan L. Halvorson, 48, to the Board, filling the vacancy created by the resignation of Mr. Vellequette. Mr. Halvorson will serve as the Class 3 director for a term ending as of the annual meeting of stockholders in 2016. He was appointed to and will chair the Audit Committee, and was also appointed to the Governance and Nominating Committee and the Compensation Committee of the Company. Mr. Halvorson is our "audit committee financial expert", as defined by the SEC under Item 407(d)(5)(ii) and (iii) of Regulation S-K, and "financially sophisticated" within the meaning of Nasdaq Marketplace Rule 5605(c)(2)(A). There are no arrangements or understandings by which Mr. Halvorson was named a director. Neither the Company nor any of its subsidiaries was involved in any transactions with Mr. Halvorson or his immediate family that are reportable pursuant to Section 404(a) of Regulation S-K.

Mr. Halvorson is currently the Executive Vice President and Chief Financial Officer for OneRoof Energy, Inc., a technology finance provider for residential solar systems. Mr. Halvorson previously served as the Executive Vice President and Chief Financial Officer of Mandalay Digital Group, Inc. (NASDAQ: MNDL) from September 2012 through December 2012, Executive Vice President-Operations and Chief Financial Officer for DivX, Inc. (NASDAQ: DIVX) from 2007 until its acquisition by Sonic Solutions in October 2010. Prior to joining DivX, he served at Novatel Wireless, Inc., from 2000 to 2007 (NASDAQ: NVTL), most recently as its Chief Financial Officer. He was Director of Finance for Dura Pharmaceuticals, Inc. from 1988 to 2000, when the company was acquired by Elan Corporation, and Director of Finance for Alliance Pharmaceutical Corp. from 1996 to 1998.

From 1988 to 1994, Mr. Halvorson was with Deloitte & Touche LLC, and subsequently, with PriceWaterhouseCoopers LLP from 1994 until he joined Alliance Pharmaceutical Corp. in 1996.

Mr. Halvorson is a member of the American Institute of Certified Public Accountants, California Society of Certified Public Accountants, and the Corporate Directors Forum. Mr. Halvorson is a certified public accountant (inactive) and holds a Bachelor of Science in Business Administration and Accounting from San Diego State University.

Concurrent with his appointment to the Board, Mr. Halvorson was granted 25,000 shares of restricted common stock. He is eligible to participate in all compensation plans available to the Company's other directors, as described in the Company's most recently filed proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.

Date: March 07, 2014	By:	/s/ William J. Buchanan
William J. Buchanan
Chief Financial Officer